RESTATED ARTICLES OF INCORPORATION

                                       OF

                                 TEKTRONIX, INC.

                                    ARTICLE I

     The name of the corporation is TEKTRONIX, INC. and its duration shall be perpetual.

                                   ARTICLE II

         The purposes for which the corporation is organized are:

         (a) To research, design, develop, manufacture, sell, lease, repair, service, import and export, and otherwise deal enterprise calculated or resigned to be profitable to this in cathode ray oscilloscopes and other electronic instruments and devices;

         (b) To engage in any industrial, commercial and agricultural corporation;

         (c) To endorse, guarantee and secure the payment and satisfaction of bonds, coupons, mortgages, deeds of trust, debentures, securities, notes, obligations, evidences of indebtedness, capital shares, interest on obligations and dividends on capital shares of other corporations; also to assume the whole or any part of the liabilities existing or prospective of any person, corporation, firm or association and to aid in any manner any other person, firm or corporation with which it has business dealings or whose stocks, bonds or other obligations are held or are in any manner guaranteed by the corporation, and to do any other acts and things for the preservation, protection, improvement or enhancement of the value of such stocks, bonds or other obligations; and to use its name and credit for the benefit of other corporations, firms, associations, partnerships, trust, companies, or individuals, in any way which may seem to the corporation to be proper or necessary in connection with the business of the corporation;

         (d) In general, to engage in any lawful activity and to do any and all things, to the same extent as a natural person might or could do, and to carry on any business in connection therewith and to do all things not forbidden and with all the powers conferred upon corporations by the Oregon Business Corporation Act, as amended.

                                   ARTICLE III

         1. The aggregate number of shares which the corporation shall have authority to issue is two hundred one million (201,000,000) shares, divided into two hundred million (200,000,000) Common Shares, without par value, and one million (1,000,000) No Par Serial Preferred Shares, without par value.

         2. Holders of Common Shares are entitled to one vote per share on any matter submitted to the shareholders. On dissolution of the corporation, after any preferential amount
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with respect to the No Par Serial Preferred Shares has been paid or set aside, the holders of Common Shares and the holders of any series of No Par Serial Preferred shares entitled to participate in the distribution of assets are entitled to receive the net assets of the corporation.

         3. The corporation's board of directors is authorized, subject to limitations prescribed by the Oregon Business Corporation Act, as amended from time to time (the "Act"), and by the provisions of this Article, to provide for the issuance of No Par Serial Preferred Shares in series, to establish from time to time the number of shares to be included in each series and to determine the designations, relative rights, preferences and limitations of the shares of each series. The authority of the board of directors with respect to each series includes determination of the following:

                  (1) The number of shares in and the distinguishing designation of that series;

                  (2) Whether shares of that series shall have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the Act;

                  (3) Whether shares of that series shall be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the board of directors;

                  (4) Whether shares of that series shall be redeemable and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

                  (5) The dividend rate, if any, on shares of that series, the manner of calculating any dividends and the preferences of any dividends;

                  (6) The rights of shares of that series in the event of voluntary or involuntary dissolution of the corporation and the rights of priority of that series relative to the Common Shares and any other series of No Par Serial Preferred Shares on the distribution of assets on dissolution; and

                  (7) Any other rights, preferences and limitations of that series that are permitted by law to vary.

                                   ARTICLE IV

          No shareholder of the corporation shall have any pre-emptive or other first right to acquire treasury shares or any new issue of shares of the corporation either presently authorized or to be authorized.

                                    ARTICLE V

          Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the increased number of directors fixed by the


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bylaws. Any such directorship not so filled shall be filled by election at the next annual meeting of shareholders or at a special meeting of shareholders called for that purpose.

                                   ARTICLE VI

         Any contract or other transaction between the corporation and one or more of its directors, or between the corporation and another party in which one or more of its directors are interested shall be valid notwithstanding the presence or participation of such director or directors in a meeting of the board of directors which acts upon or in reference to such contract or transaction, if the fact of such interest shall be disclosed or known to the board of directors and it shall authorize and approve such contract or transaction by a vote of a majority of the directors present. Such interested director or directors may be counted in determining whether a quorum is present at any such meeting, but shall not be counted in calculating the majority necessary to carry such vote. This Article VI shall not invalidate any contract or other transaction which would otherwise be valid under applicable law.

                                   ARTICLE VII

         A. The corporation shall indemnify to the fullest extent then permitted by law any person who is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorneys' fees), judgments, amounts paid in settlement and fines actually and reasonably incurred in connection therewith.

         B. Expenses incurred in connection with an action, suit or proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amounts if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

         C. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in any official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

         D. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or fiduciary with respect to any employee benefit plans of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by the person in any such capacity, or arising out of the


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

person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this Article or the Oregon Business Corporation Act.

         E. Any person other than a director or officer who is or was an employee or agent of the corporation, or fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plans of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise may be indemnified to such extent as the board of directors in its discretion at any time or from time to time may authorize.

                                  ARTICLE VIII

         1. Whether or not a vote of shareholders is otherwise required, the affirmative vote of the holders of not less than 80 percent of the outstanding number of "Voting Shares" (as hereinafter defined) of the corporation shall be required for the approval or authorization of any "Business Transaction" (as hereinafter defined) with a "Related Person" (as hereinafter defined) or any Business Transaction in which a Related Party has an interest (except proportionately as a shareholder of the corporation); provided, however, that the 80 percent voting requirement shall not be applicable if either:

                  (i) The "Continuing Directors" (as hereinafter defined) of the corporation by at least a majority vote (a) have expressly approved in advance the acquisition of the outstanding number of Voting Shares that caused such Related Person to become a Related Person, or (b) have expressly approved such Business Transaction; or

                  (ii) The cash or fair market value (as determined by at least a majority of the Continuing Directors) of the property, securities or other consideration to be received per share by holders of Voting Shares of the corporation (other than the Related Person) in the Business Transaction is not less than the "Highest Purchase Price" (as hereinafter defined) paid by the Related Person involved in the Business Transaction in acquiring any of its holdings of the corporation's Voting Shares.

         2.       For purposes of this Article VIII:

                  (i) The term "Business Transaction" shall include, without limitation, (a) any merger, consolidation or plan of exchange of the corporation, or any entity controlled by or under common control with the corporation, or any entity controlled by or under common control with the corporation, with or into any Related Person, or any entity controlled by or under common control with such Related Person, (b) any merger, consolidation or plan of exchange of a Related Person, or any entity controlled by or under common control with such Related Person, with or into the corporation or any entity controlled by or under common control with the corporation, (c) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the property and assets of the corporation, to a Related Person, or any entity controlled by or under common control with such Related Person,


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

(d) any purchase, lease, exchange, transfer or other acquisition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any Substantial Part of the property and assets of a Related Person or any entity controlled by or under common control with such Related Person, by the corporation, or any entity controlled by or under common control with the corporation, (e) any recapitalization of the corporation that would have the effect of increasing the voting power of a Related Person, (f) the issuance, sale, exchange or other disposition of any securities of the corporation, or of any entity controlled by or under common control with the corporation, to a Related Person by the corporation or by any entity controlled by or under common control with the corporation, (g) any liquidation, spinoff, splitoff, splitup or dissolution of the corporation proposed by or on behalf of a Related Person, and (h) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction.

                  (ii) The term "Related Person" shall mean and include (a) any individual, corporation, association, trust, partnership or other person or entity (a "Person") which, together with its "Affiliates" (as hereinafter defined) and "Associates" (as hereinafter defined), "Beneficially Owns" (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at July 12, 1984) in the aggregate 20 percent or more of the outstanding Voting Shares of the corporation, and (b) any Affiliate or Associate (other than the corporation or a wholly owned subsidiary of the corporation) of any such Person. Two or more Persons acting in concert for the purpose of acquiring, holding or disposing of Voting Shares of the corporation shall be deemed a "Person."

                  (iii) Without limitation, any share of Voting Shares of the corporation that any Related Person has the right to acquire at any time (notwithstanding that Rule 13d-3 deems such shares to be beneficially owned only if such right may be exercised within 60 days) pursuant to any agreement, contract, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed to be Beneficially Owned by such Related Person and to be outstanding for purposes of subparagraph (ii) above.

                  (iv) For the purposes of subparagraph (ii) of paragraph 1 of this Article VIII, the term "other consideration to be received" shall include, without limitation, Common Shares or other capital stock of the corporation retained by its existing stockholders, other than any Related Person or other Person who is a party to such Business Transaction, in the event of a Business Transaction in which the corporation is the survivor.

                  (v) The term "Voting Shares" shall mean all of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered as one class, and each reference to a proportion of shares of Voting Shares shall refer to such proportion of the votes entitled to be cast by such shares.

                  (vi) The term "Continuing Director" shall mean a director who was a member of the Board of Directors of the corporation on July 12, 1984; provided that any person becoming a director subsequent to July 12, 1984 whose election, or nomination for election by the corporation's shareholders, was approved by a vote of at least a majority of the Continuing Directors shall be considered as though he or she were a director on July 12, 1984.


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

                  (vii) The term "Highest Purchase Price" with respect to a class or series of Voting Shares shall mean the highest amount of consideration paid by the Related Person for a Voting Share of such class or series at any time regardless of whether the share was acquired before or after the Related Person became a Related Person; provided, however, that the Highest Purchase Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other readjustment in the number of outstanding Voting Shares of the corporation, or the declaration of a share dividend thereon. The Highest Purchase Price shall include any brokerage commissions, transfer taxes and soliciting dealers' fees paid by a Related Person with respect to the Voting Shares of the corporation acquired by such Related Person.

                  (viii) A Related Person shall be deemed to have acquired a Voting Share of the corporation at the time when such Related Person became the Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other Persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, if the price paid by such Related Person for such shares is not determinable by a majority of the Continuing Directors, the price so paid shall be deemed to be the higher of (a) the price paid upon the acquisition thereof by the Affiliate, Associate or other Person or (b) the market price of the shares in question at the time when such Related Person became the Beneficial Owner thereof.

                  (ix) The term "Substantial Part" shall mean 10 percent or more of the fair market value of the total assets of the Person in question, as reflected on the most recent balance sheet of such Person existing at the time the shareholders of the corporation would be required to approve or authorize the Business Transaction involving the assets constituting any such Substantial Part.

                  (x) The term "Affiliate," used to indicate a relationship with a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                  (xi) The term "Associate," used to indicate a relationship with a specified Person, shall mean (a) any entity of which such specified Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (b) any trust or other estate in which such specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar fiduciary capacity, (c) any relative or spouse of such specified Person, or any relative of such spouse, who has the same home as such specified Person or who is a director or officer of the corporation or any of its subsidiaries, and (d) any Person who is a director or officer of such specified entity or any of its parents or subsidiaries (other than the corporation or an entity controlled by or under control with the corporation).

         3. For the purposes of this Article VIII, a majority of the Continuing Directors shall have the power to make a good faith determination, on the basis of information known to them, of: (i) the number of Voting Shares that any Person Beneficially Owns, (ii) whether a Person is an Affiliate or Associate of another, (iii) whether a Person has an agreement, contract,


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

arrangement or understanding with another as to the matters referred to in subparagraph (2)(i)(h) or (2)(iii) hereof, (iv) the Highest Purchase Price paid by a Related Person, (v) whether the assets subject to any Business Transaction constitute a Substantial Part, (vi) whether any Business Transaction is one in which a Related Person has an interest (except proportionately as a shareholder of the corporation), and (vii) such other matters with respect to which a determination is required under this Article VIII.

         4. The provisions set forth in this Article VIII may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than 80 percent of the outstanding shares of Voting Shares of the corporation.

                                   ARTICLE IX

         No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director; provided that this Article IX shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of such amendment.

                                    ARTICLE X

         This Article X sets forth, the designation, preferences, limitations and relative rights of a series of No Par Preferred Shares of the corporation as determined by the board of directors of the corporation pursuant to its authority under Oregon Revised Statutes 60.134 and Section 3 of Article III of these Restated Articles of Incorporation.

         1. Designation and Amount. The shares of such series shall be designated as "Series B No Par Preferred Shares" and the number of shares constituting such series shall be 125,000.

         2.       Dividends and Distributions.

                  (i) The holders of shares of Series B No Par Preferred Shares shall be entitled to receive, when and as declared by the board of directors, out of funds legally available for the purpose, dividends in an amount per share equal to 1,000 (the "Adjustment Number") multiplied by the aggregate per share amount of all cash dividends, and the Adjustment Number multiplied by the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares, without par value, of the corporation (the "Common Shares") after the first issuance of any share or fraction of a share of Series B No Par Preferred Shares.

                  (ii) The corporation shall declare a dividend or distribution on the Series B No Par Preferred Shares as provided in subparagraph 2(i) at the same time that it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares).


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

                  (iii) Dividends shall not be cumulative. Unpaid dividends shall not bear interest. Dividends paid on the Series B No Par Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

         3. Voting Rights. The holders of Series B No Par Preferred Shares shall have the following voting rights:

                  (i) Each Series B No Par Preferred Share shall entitle the holder thereof to the number of votes equal to the Adjustment Number then in effect on all matters submitted to a vote of the shareholders of the corporation.

                  (ii) Except as otherwise provided herein or by law, the holders of Series B No Par Preferred Shares and the holders of common shares shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

         4.       Certain Restrictions.

                  (i) Whenever dividends or distributions payable on the Series B No Par Preferred Shares as provided in Section 2 have not been declared or paid for any fiscal year, until all such dividends and distributions for such fiscal year on Series B No Par Preferred Shares outstanding shall have been declared and paid in full, the corporation shall not in such fiscal year:

                           (a) declare or pay dividends on or make any other
distributions on any shares of stock ranking junior or on a parity (either as to dividends or upon liquidation, dissolution or winding up) to the Series B No Par Preferred shares except dividends paid ratably on the Series B No Par Preferred Shares and all such parity stock on which dividends are payable in proportion to the total amounts to which the holders of all such shares are then entitled and dividends or distributions payable in Common Shares;

                           (b) purchase or otherwise acquire for consideration
any Series B No Par Preferred Shares or any shares of stock ranking on a parity with the Series B No Par Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (ii) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under subparagraph 4(i), purchase or otherwise acquire such shares at such time and in such manner.

         5. Restriction on Issuance of Shares; Reacquired Shares. The corporation shall not issue any Series B No Par Preferred Shares except upon exercise of rights (the "Rights") issued


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

pursuant to the Rights Agreement dated as of June 21, 2000, between the corporation and ChaseMellon Shareholder Services, L.L.C., (the "Rights Agreement"), a copy of which is on file with the secretary of the corporation at its principal executive office and shall be made available to shareholders of record without charge upon written request. Any Series B No Par Preferred Shares purchased or otherwise acquired by the corporation in any manner whatsoever may be restored to the status of authorized but unissued shares after, the acquisition thereof. All such shares shall upon any such restoration become authorized but unissued shares of Preferred Shares and may be reissued as part of a new series of Preferred Shares to be created by the board of directors, subject to the conditions and restrictions on issuance set forth herein.

         6.       Liquidation, Dissolution or Winding Up.

                  (i) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B No Par Preferred Shares unless, prior thereto, the holders of shares of Series B No Par Preferred Shares shall have received the Adjustment Number multiplied by the per share amount to be distributed to holders of Common Shares, plus an amount equal to declared and unpaid dividends and distributions thereon to the date of such payment (the "Series B Liquidation Preference"). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B No Par Preferred Shares.

                  (ii) In the event that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of Preferred Shares, if any, which rank senior to or on a parity with the Series B No Par Preferred shares, then assets shall be distributed first to holders of any series of Preferred Shares ranking senior to the Series B No Par Preferred Shares to the extent of their liquidation preferences and such remaining assets shall be distributed ratably to the holders of Series B No Par Preferred Shares and such parity shares in proportion to their respective liquidation preferences.

         7. Consolidation, Merger, etc. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series B No Par Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number multiplied by the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged.

         8. Anti-Dilution, Adjustments to Adjustment Number. In the event the corporation shall at any time after September 7, 2000 (the "Rights Declaration Date") (i) declare any dividend on Common Shares payable in shares of Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the Adjustment Number for all purpose of this Article X shall be adjusted by multiplying the Adjustment Number then in effect by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior


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

to such event. In the event the corporation shall at any time after the Rights Declaration Date, fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares or securities convertible into Common Shares at a price per Common Shares (or having a conversion price per share, if a security convertible into Common Shares) less than the then Current Per Share Market Price (as defined in
Section 11(d) of the Rights Agreement) of the Common Shares on such record date, then in each such case the Adjustment Number for all purposes of this Article X shall be adjusted by multiplying the Adjustment Number then in effect by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible) and the denominator of which shall be the number of common Shares outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of common Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price (as defined in Section 11(d) of the Rights Agreement). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors. Common Shares owned by or held for the account of the corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such rights, options or warrants are not so issued, the Adjustment Number shall be readjusted as if such record date had not been fixed; and to the extent such rights, options or warrants are issued but not exercised prior to their expiration, the Adjustment Number shall be readjusted to be the number which would have resulted from the adjustment provided for in this paragraph 8 if only the rights, options or warrants that were exercised had been issued.

         9. No Redemption. The Series B No Par Preferred Shares shall not be redeemable at the option of the corporation or any holder thereof. Notwithstanding the foregoing sentence, the corporation may acquire Series B No Par Preferred Shares in any other manner permitted by law.

         10. Amendment. Subsequent to the Distribution Date (as defined in the Rights Agreement) these articles of incorporation shall not be further amended in any manner which, would materially alter or change the preferences, limitations and relative rights of the Series B No Par Preferred Shares so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding Series B No Par Preferred Shares, voting separately as a class.

         11. Fractional Shares. Series B No Par Preferred Shares may be issued in fractions of a share in integral multiples of one one-thousandth of a share, which shall entitle the holder, in proportion to such holders' fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B No Par Preferred Shares.


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